UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 11, 2011, Isle of Capri Casinos, Inc. (the “Company”) held its Annual Meeting of Stockholders. The stockholders (1) elected three Class I Directors to the Company’s Board of Directors to serve until the 2014 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified, (2) ratified the Audit Committee’s selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, (3) approved, on a non-binding, advisory basis, a resolution approving executive compensation and (4) determined, on a non-binding, advisory basis, that an advisory vote on executive compensation (referred to as “Say-on-Pay” votes) should be held triennially — every three years.

1.         The stockholders elected three Class I Directors to the Company’s Board of Directors, with voting as follows:

	Votes
Election of Directors	FOR	WITHHELD
Richard A. Goldstein	26,571,051	6,568,326
Alan J. Glazer	26,299,954	6,839,423
Scott E. Schubert	27,410,375	5,729,002

There were 3,857,194 broker non-votes.

2.         The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year, with voting as follows: 34,817,130 for, 2,168,899 against, 10,542 abstaining, 0 broker non-votes.

3.         The stockholders approved, on a non-binding, advisory basis, a resolution approving executive compensation, with voting as follows: 26,541,736 for, 5,654,942 against, 942,699 abstaining, 3,857,194 broker non-votes.

4.         The stockholders determined, on a non-binding, advisory basis, that the frequency of Say-on-Pay votes should be triennially — every three years, with voting as follows: 12,346,776 for every one year, 21,379 for every two years, 19,822,193 for every three years, 949,029 abstaining, 3,857,194 broker non-votes.

After consideration of these voting results and other factors, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes triennially, every three years, until the next stockholder advisory vote on the frequency of future Say-on-Pay votes, which will be no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: October 13, 2011	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary